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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2003

HARTFORD LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-12749 (Commission File Number)	06-1470915 (IRS Employer Identification No.)
Hartford Life, Inc. 200 Hopmeadow Street Simsbury, Connecticut 06089 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (860) 547-5000

Item 9.    Regulation FD Disclosure.

        On Thursday, January 23, 2003, John Walters, executive vice president of the investment products division of Hartford Life Insurance Company and of Hartford Life and Annuity Insurance Company, each subsidiaries of Hartford Life, Inc. (collectively, "Hartford Life"), plans to announce, at the PLANCO/Hartford Forum in Hollywood, Florida, that Hartford Life had annual variable annuity sales of $10.3 billion for 2002, a 15 percent increase from the previous year.

        Aggregate variable annuity sales were $3.5 billion in the fourth quarter of 2002, representing a 45 percent increase over the previous quarter and an increase of 70 percent from the fourth quarter of 2001. Each of Hartford Life's three variable annuity product lines—The Director, Hartford Leaders and Putnam Hartford Capital Manager—had sales increases in excess of 30 percent from the third quarter to fourth quarter of 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE, INC.
Date: January 22, 2003	By:	/s/ NEAL S. WOLIN Name: Neal S. Wolin Title: Executive Vice President

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  Item 9. Regulation FD Disclosure.
SIGNATURE